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                                                              Exhibit 99.3

MATERIAL CONTROL WEAKNESS
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The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's periodic Securities Exchange Act of 1934 reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required financial disclosures.

Management of the Company will be amending its Forms 10-Q for the quarterly periods ended July 30, 2005 and April 30, 2005 and its Forms 10-K for the year ended January 29, 2005, which will include the effects of the restatement for the years ended January 29, 2005, January 31, 2004 and February 1, 2003, to restate the Company's consolidated financial statements and to restate Management's Report on Internal Control Over Financial Reporting. The determination to restate these consolidated financial statements was made as a result of management's identification of accounting errors resulting from accounting methods used at a regional accounting center to accrue for freight, duty and agents' commission costs related to imports of goods. This resulted in the understatement of cost of products sold and current liabilities. The Company identified this issue after the regional accounting center was centralized into the Company's financial services operations in St. Louis and subsequent review of accounting processes.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of January 29, 2005, the Company did not maintain effective controls over the completeness and accuracy of accruals relating to freight, duty and agents' commission costs at the regional accounting center. Specifically, the Company did not have effective controls to ensure the complete recording of freight, duty and agents' commission costs accruals which affected accounts payable and costs of products sold. This control deficiency resulted in the restatement in the Company's financial statements for quarterly periods ended July 30, 2005 and April 30, 2005, and fiscal years ended January 29, 2005, January 31, 2004 and February 1, 2003. Accordingly, management has determined that this control deficiency constituted a material weakness. Additionally, this control deficiency until remediated, as defined, could result in a misstatement to the aforementioned accounts in the future that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Management of the Company, under the direction of its Chief Executive Officer and its Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of October 29, 2005. Based upon this reevaluation and solely as a result of the material weaknesses discussed above, our management, including its Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were not fully effective as of October 29, 2005.

Management's Consideration of the Restatement

In coming to the conclusion that the Company's disclosure controls and procedures and internal control over financial reporting were not effective as of October 29, 2005, management considered the restatement and material weakness described above. In addition, management considered among other things, the restatement related to the death benefits program as disclosed in financial statement Note 2 to the accompanying condensed consolidated financial statements included in this Form 10-Q. After reviewing and analyzing the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 99, Materiality, paragraph 29 of Accounting Principles Board Opinion No. 28, Interim Financial Reporting, and SAB Topic 5F, Accounting Changes Not Retroactively Applied Due to Immateriality, and taking into consideration (i) that the death benefits program restatement adjustment did not have a material impact on the consolidated financial statements of prior interim or annual periods taken as a whole; (ii) that the cumulative impact of the death benefits program restatement adjustment on shareowners' equity was not material to the consolidated financial statements of prior interim or annual periods; and (iii) that the Company decided to restate its previously issued consolidated financial statements solely because the cumulative impact of the freight, duty and agents' commission costs adjustment and the death benefits program adjustment considered together, if recorded in the current period, would have been material to the current periods' reported net earnings, management concluded that the death benefits program matter did not constitute a material weakness.

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Remediation of Material Weakness

Management took the following steps with respect to the control deficiencies set forth above, prior to the preparation of the October 29, 2005, consolidated financial statements:

      o Comprehensive walkthroughs of the business processes for accruing freight, duty and agents' commission costs have been reviewed at all business units.

      o Taken action to reassign responsibilities to ensure proper review of the freight, duty and agents' commission costs accruals at the affected business units.

      o Changed accounting processes relative to the affected business units, as necessary such that accruals for these items will be matched against inventory received.

      o Required that manual journal entries, and the accompanying support, impacting all inventory related accruals for the affected business units be reviewed by the Director of Business Unit Accounting in St. Louis.

Although the Company has taken steps to correct the deficiency prior to the preparation of the October 29, 2005 consolidated financial statements, because these changes have not been in effect for multiple quarters, this material weakness continues to exist as of October 29, 2005. Additionally, management is in the process of taking or will take the following steps:

      o Made presentations to all business unit Chief Financial Executives covering the proper analysis and processes in these areas.

      o Accounting for the absorption and accrual of inventory related freight, duty and agents' commission costs will be standardized within the standard cost systems.

      o All remaining business unit or regional accounting departments will be consolidated into the St. Louis Financial Services group.

      o The process of matching accruals for these items against inventory received will be automated.

Changes in Internal Control over Financial Reporting

There were no changes in the Company's internal control over financial reporting during the third quarter of fiscal 2005 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

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